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106131

                                                                   Exhibit 10(f)




                           CHANGE IN CONTROL AGREEMENT
                           ---------------------------


                  AGREEMENT made as of September 15, 1997, by and among HERITAGE BANCORP, INC., a corporation organized and existing under the laws of the Commonwealth of Pennsylvania and having its principal place of business in Pottsville, Pennsylvania (hereinafter referred to as the "Corporation"), and DAVID L. SCOTT, an individual residing at 1812 Crazyhorse Drive, Auburn, Pennsylvania 17922 (hereinafter referred to as "Executive").

                              W I T N E S S E T H:

                  WHEREAS, Executive is now serving as Vice President and Treasurer of the Corporation and Vice President and Chief Financial Officer of Heritage National Bank, a wholly-owned subsidiary of the Corporation (the "Bank"); and

                  WHEREAS, the Corporation and Executive desire to enter into this Agreement whereby the Corporation will agree to make certain payments to Executive upon termination under specific conditions, in order to induce Executive to continue in employment with the Corporation.

                  NOW, THEREFORE, in consideration of the employment of Executive and intending to be legally bound hereby, Executive and the Corporation agree as follows:

                                    ARTICLE I

                   TERMINATION PURSUANT TO A CHANGE IN CONTROL
                   -------------------------------------------

                  1.1 Definition: Termination Pursuant to a Change in Control.
                      -------------------------------------------------------
Any of the following events occurring during the period commencing with the date of any "Change in Control" (as defined in ARTICLE II hereof) and ending on the third anniversary of the date of the consummation of the Change in Control transaction, shall constitute a "Termination Pursuant to a Change in Control":

                  (A) Executive's employment is terminated by the Corporation, the Bank or an acquiror or successor of either without "Good Cause" (as defined below); or

                  (B) Any of the following events occurs and Executive thereafter terminates Executive's employment:

                      (i) the nature and scope of Executive's duties or
                  responsibilities with the Corporation, the Bank or an acquiror or successor are materially reduced from that which Executive enjoyed immediately prior to the Change in Control including, without limitation, if Executive ceases to have the title and duties of Vice President and Treasurer of the Corporation and Vice President and Chief Financial Officer of the Bank or an acquiror or successor thereto; or

                      (ii) Executive's base salary immediately prior to the
                  Change in Control is reduced or material benefits then being provided to Executive are reduced or eliminated (excluding reduction or curtailment of benefits affecting all employees); or

                      (iii) Executive is assigned, without Executive's consent,
                  to a principal place of employment which is more than thirty
                  (30) miles from Executive's principal place of employment immediately prior to the Change in Control.






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                  For purposes of this Section 1.1, "Good Cause" shall mean (i)
the commission of gross malfeasance in office constituting dishonesty or the commission of a crime involving fraud, misappropriation, embezzlement, dishonesty or other violation of law of a similar nature and severity or (ii) the willful breach of a fiduciary duty owed to the Corporation or the Bank. No act, or failure to act, on Executive's part shall be considered "willful" unless done, or omitted to be done, by Executive, not in good faith and without reasonable belief that Executive's action or omission was in the best interest of the Corporation or the Bank. The burden of establishing the validity of any termination for Good Cause shall rest upon the Corporation or the Bank.

                  1.2 Compensation Upon Termination Pursuant to a Change in
                      -----------------------------------------------------
Control. If Executive's employment is terminated and such termination is a
-------
Termination Pursuant to a Change in Control (as defined in Section 1.1), the Corporation (or any acquiror or successor thereto) shall provide the following to Executive:

                  (A) Executive's compensation shall be continued for a period of three (3) years, commencing as of the Termination Pursuant to the Change in Control, but not beyond the date on which Executive attains age 65 or dies. For purposes of this Section 1.2, compensation shall mean the greater of Executive's base salary in effect immediately prior to the Termination Pursuant to a Change in Control and the base salary in effect prior to the Change in Control, plus any cash bonuses or annual incentive cash compensation earned by Executive with respect to the calendar year immediately preceding the date of the Termination Pursuant to a Change in Control; and

                  (B) Executive shall be provided, for a period of three (3) years, commencing as of the Termination Pursuant to the Change in Control, but not beyond the date on which Executive attains age 65 or dies, with life, disability and accident and health insurance coverages comparable to employer sponsored plan coverages in effect for Executive immediately preceding the Termination Pursuant to a Change in Control. Comparable life, disability and accident and



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         health insurance coverages may be provided to Executive under: (1)
         existing plans or programs in which the Executive participates, or (2) through conversion of group coverage pursuant to any group policy in effect, or (3) through other available commercial insurance arrangements, if obtainable, for Executive; provided, however, that to
                                                     --------  -------
         the extent a specific coverage cannot be continued or obtained under either (1), (2) or (3) above, Executive shall not be entitled to continuation of that specific coverage. Executive shall continue to be responsible for the cost of comparable insurance coverages following his Termination Pursuant to a Change in Control to the same extent as other similarly situated active employees of the Corporation or the Bank as of the Termination Pursuant to a Change in Control or, if there are no similarly situated employees, then to the same extent, on a percentage of total cost basis, that Executive was responsible for the cost of available insurance coverages prior to the Termination Pursuant to a Change in Control. With respect to health insurance coverage, Executive's spouse and/or eligible dependents, if covered under any employer sponsored accident and health insurance plan in effect for Executive as of Executive's Termination Pursuant to a Change in Control, shall also be provided with health insurance coverage for the three (3) year term set forth above (regardless of Executive's death or attainment of age 65 prior to the end of the three (3) year term), and under the same cost sharing method as described above.

                  (C) If (i) any payment or benefit received or receivable hereunder by Executive would not be deductible in whole or in part by the payor as a result of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") and (ii) a reduction in such payment or benefit of no greater than 5% would result in full deductibility of all payments and benefits, then such payment or benefit shall be reduced up to the maximum amount, not exceeding 5%, necessary to achieve full deductibility. If a 5% reduction is not sufficient to achieve full deductibility, then no reduction shall be made. If at any time it is determined that any reduction imposed pursuant to this paragraph was not sufficient to achieve full deductibility, then the Executive shall be entitled to immediately receive payment in an amount equal to the reduction.

                  (D) Should the total of all payments made hereunder to Executive upon a Termination Pursuant to a Change in Control, together with any other payments which Executive has a right to receive from the Corporation, the Bank, any of the other subsidiaries of the Corporation, or any successors of any of the foregoing, result in the imposition of an excise tax under Internal Revenue Code Section 4999 (or any successor thereto), Executive shall be entitled to an additional "excise tax" adjustment payment in an amount such that, after the payment of all federal and state income and excise taxes, Executive will be in the same after-tax position as if no excise tax had been imposed. Any payment or benefit which is



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         required to be included under Internal Revenue Code Sections 280G or
         4999 (or any successor provisions thereto) for purposes of determining whether an excise tax is payable shall be deemed a payment "made to Executive" or a payment "which Executive has a right to receive" for purposes of this provision. The Corporation (or its successor) shall be responsible for the costs of calculation of the deductibility of payments and benefits and the excise tax by the Corporation's independent certified accountant and tax counsel and shall notify Executive of the amount of excise tax due prior to the time such excise tax is due. If at any time it is determined that the additional "excise tax" adjustment payment previously made to Executive was insufficient to cover the effect of the excise tax, the gross- up payment pursuant to this provision shall be increased to make Executive whole, including an amount to cover the payment of any penalties resulting from any incorrect or late payment of the excise tax resulting from the prior calculation.


                  1.3 Other Benefits. The payments provided by this ARTICLE I
                      --------------
shall not affect Executive's rights to receive any payments or benefits to which Executive may be or become entitled under any other existing or future agreement or arrangement of the Corporation, the Bank or any successor with the Executive, or under any existing or future benefit plan or arrangement of the Corporation, the Bank or any successor in which Executive is or becomes a participant, or under which Executive has or obtains rights, including without limitation, any qualified or nonqualified deferred compensation or retirement plans or programs or any outstanding stock options or similar agreements. Any such rights of Executive shall be determined in accordance with the terms and conditions of the applicable agreement, arrangement or plan and applicable law, provided, however,
                                                              --------  -------
that Executive shall not be entitled to any severance payments in addition to those provided hereunder. Notwithstanding the foregoing, if a Termination Pursuant to a Change in Control occurs at a time when an employment agreement between Executive and the Corporation is in effect and Executive would



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otherwise be entitled to benefits under such employment agreement as a result of termination of employment, the benefits to be provided under this Agreement as a result of the Termination Pursuant to a Change in Control shall control and Executive shall not be entitled to also receive termination benefits under such employment agreement.

                  1.4 Withholding for Taxes. All payments required to be made
                      ---------------------
under this Agreement will be made in accordance with the Corporation's or payor's normal payroll schedule and will be subject to withholding of such amounts relating to tax and/or other payroll deductions as may be required by law.

                                   ARTICLE II

                         DEFINITION OF CHANGE IN CONTROL
                         -------------------------------

                  2.1 For purposes of this Agreement, the term "Change in Control" shall mean any of the following:

                  (A) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act")), other than the Corporation, a subsidiary of the Corporation, an employee benefit plan (or related trust) of the Corporation or a direct or indirect subsidiary of the Corporation becomes the beneficial owner (as determined pursuant to Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing more than 10% of the combined voting power of the Corporation's then outstanding securities or announces a tender offer or exchange offer for securities of the Corporation representing more than 10% of the combined voting power of the Corporation's then outstanding securities; or

                  (B) the occurrence of, or execution of an agreement providing for, a sale of all or substantially all of the assets of the Corporation or the Bank to an entity which is not a direct or indirect subsidiary of the Corporation; or




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                  (C) the occurrence of, or execution of an agreement providing for, a reorganization, merger, consolidation, or similar transaction involving the Corporation or the Bank excluding, however, the merger or
                                               ---------  -------
         consolidation of the Bank with the Corporation or the merger or consolidation of the Bank with and into any other wholly-owned subsidiary of the Corporation; or

                  (D) any other event which is at any time designated as a "Change in Control" for purposes of this Agreement by a resolution adopted by the Board of Directors of the Corporation with the affirmative vote of a majority of the non-employee directors in office at the time the resolution is adopted; in the event any such resolution is adopted, the Change in Control event specified thereby shall be deemed incorporated herein by reference and thereafter may not be amended, modified or revoked without the written agreement of Executive.

                  2.2 Notwithstanding anything else to the contrary set forth in this Agreement, if (i) an agreement is executed by the Corporation or the Bank providing for any of the transactions or events constituting a Change in Control pursuant to this ARTICLE II or an announcement concerning a tender offer or exchange offer is made constituting a Change in Control pursuant to this Article II, and the agreement, tender offer or exchange offer subsequently expires or is terminated without the transaction or event being consummated, and (ii) a "Termination Pursuant to a Change in Control" (as defined in ARTICLE I hereof) has not occurred prior to such expiration or termination, then for purposes of this Agreement (including, without limitation, ARTICLE I hereof) it shall be as though such agreement was never executed or such tender offer or exchange offer was never announced and no Change in Control event shall be deemed to have occurred as a result.

                  2.3 The expiration of the three-year period after any Change in Control event without the occurrence of a Termination Pursuant to a Change in Control shall not have any effect on this Agreement, which shall remain in full force and effect until its termination by



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written agreement of the parties or the earlier termination of Executive's employment under circumstances not constituting a Termination Pursuant to a Change in Control.

                                   ARTICLE III

                                    EXPENSES
                                    --------

                  3.1 Legal Action. If Executive determines in good faith that
                      ------------
the Corporation or any successor has failed to comply with its obligations under this Agreement, or if the Corporation or any successor or any other person takes any action to declare this Agreement void or unenforceable, or institutes any legal action or arbitration proceeding with respect to this Agreement, the Corporation hereby irrevocably authorizes Executive from time to time to retain counsel of Executive's choice, at the expense of the Corporation or such successor, to represent Executive in connection with any and all actions and proceedings, whether by or against the Corporation, any acquiror or successor, or any director, officer, stockholder or other person affiliated with any of the foregoing, which may adversely affect Executive's rights hereunder.

                  3.2 Excise Tax Matters. It is the intention of the Corporation
                      ------------------
that Executive not be required to incur any expenses associated with determination of the amount of any "excess parachute payment" under Internal Revenue Code Section 280G or the amount of any excise tax imposed on Executive pursuant to Internal Revenue Code Section 4999 (or any successor provisions thereto). Therefore, the Corporation agrees to pay all expenses, including the expenses of the Corporation's independent certified accountant and tax counsel, related to the determination of any excess parachute payment and excise tax, and to pay the legal costs and



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expenses of any tax audit of Executive to the extent such expenses relate to the amount of the excise tax determined by the Corporation.

                                   ARTICLE IV

                                  MISCELLANEOUS
                                  -------------

                  4.1 Termination of Employment. This Agreement shall not in any
                      -------------------------
way obligate either the Corporation or the Bank to continue the employment of Executive, nor shall this Agreement limit the right of the Corporation or the Bank to terminate Executive's employment for any reason.

                  4.2 Binding Effect; Assignment. This Agreement shall be
                      --------------------------
binding upon and inure to the benefit of the parties hereto, their respective heirs, executors, administrators, successors and, to the extent permitted hereunder, assigns. All of the obligations of the Corporation hereunder shall be legally binding on any successor to the Corporation, including without limitation, any successor as a result of the consummation of a Change in Control. The right of Executive to receive payments hereunder may not be assigned, alienated, pledged or otherwise encumbered by Executive and any attempt to do so shall be void and of no force or effect.

                  4.3 Entire Agreement; Amendment. This Agreement represents the
                      ---------------------------
entire understanding between the parties hereto with respect to the subject matter hereof and may be amended only by an instrument in writing signed by the parties hereto.



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                  4.4 Jurisdiction. The parties hereto consent to the exclusive
                      ------------
jurisdiction of the courts of the Commonwealth of Pennsylvania in any and all actions arising hereunder.

                  4.5 Governing Laws. This Agreement shall be governed and
                      --------------
construed under the laws of the Commonwealth of Pennsylvania, without regard to the conflict of laws principles thereof.

                  4.6 Unfunded Obligations. The obligations to make payments
                      --------------------
hereunder shall be unfunded and Executive's rights to receive any payments hereunder shall be the same as those of any other unsecured general creditor.

                  4.7 Individual Agreement. This Agreement constitutes an
                      --------------------
agreement solely between the Corporation and Executive named herein. This Agreement is intended to constitute a non-qualified arrangement for the benefit of a key management employee and shall be construed and interpreted in a manner consistent with such intention.

                  4.8 Headings. All headings preceding the text of the several
                      --------
paragraphs hereof are inserted solely for reference and shall not constitute a part of this Agreement, nor affect its meaning, construction or effect.





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                  IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed and attested to on its behalf by its duly authorized officer, and Executive hereunto has set his hand and seal as of the day and year first above written.

ATTEST:                           HERITAGE BANCORP, INC.



/s/  Richard A. Ketner            By: /s/  Allen E. Kiefer
------------------------------       ------------------------------------
(Assistant) Secretary
(SEAL)



WITNESS:                          EXECUTIVE



/s/  Beverly A. Riotto            /s/  David L. Scott
------------------------------    ---------------------------------(SEAL)
                                  David L. Scott




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